UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2005

King Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0—24425 (Commission File Number)	54-1684963 (IRS Employer Identification Number)

501 Fifth Street, Bristol, Tennessee (Address of principal executive offices)	37620 (Zip Code)

Registrant’s telephone number, including area code: 423-989-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01 Entry into a Material Definitive Agreement.

     On June 1, 2005, King Pharmaceuticals, Inc. (the “Company”) announced the appointment of Joseph Squicciarino as the new Chief Financial Officer of the Company. In connection with Mr. Squicciarino’s appointment, the Company and Mr. Squicciarino have reached agreement as to the basic terms of his employment, which are summarized as follows. Mr. Squicciarino will begin employment with the Company at a starting monthly salary of $37, 583.34 (annualized at $451,000.08). Also included is a cash signing bonus of $100,000, less applicable taxes and withholding, which Mr. Squicciarino will receive within two weeks of his date of hire. In addition, Mr. Squicciarino will receive 100,000 shares of restricted common stock that will vest in an amount of one-third in each of 2006, 2007, and 2008. Mr. Squicciarino will also be eligible for cash bonuses. He is entitled to receive a cash bonus of at least $150,000 for 2005 and possibly a greater award if he and/or the Company meet certain performance goals. Mr. Squicciarino is also eligible to receive equity-based compensation in the future.

     The Company has also agreed to provide certain benefits to Mr. Squicciarino, which include family medical/pharmacy/dental/vision insurance, short and long-term disability insurance, life insurance in the amount of $500,000, participation in the Company’s 401(k) plan, and use of a Company plane for customary business purposes and limited personal purposes, subject to aircraft availability and the business needs of the Company as determined by the President and Chief Executive Officer of the Company.

     Mr. Squicciarino is being hired by the Company as an “at-will” employee. In the event Mr. Squicciarino is terminated prior to the third anniversary of his date of hire for any reason other than “Cause” (as defined in the Company’s Severance Pay Plan), the Company has agreed that Mr. Squicciarino will receive the minimum $150,000 to which he is entitled as 2005 cash bonus, applicable payment under the Company’s Severance Pay Plan, and a cash payment equivalent to three times his initial annual base pay, less the salary actually received by him since his date of hire.

     Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On June 1, 2005, the Company issued a press release announcing the appointment of Mr. Squicciarino as Chief Financial Officer of the Company, a copy of the press release is annexed hereto as Exhibit 99.1.

     As more fully described in the press release attached hereto, Mr. Squicciarino joins the Company having most recently served as the Chief Financial Officer — North America for Revlon. Mr. Squicciarino, age 49, has accumulated over 23 years of experience in the pharmaceutical industry serving in a variety of senior finance positions with Johnson & Johnson and Bristol-Myers Squibb. Mr. Squicciarino holds a B.S. degree in accounting from Adelphi University and is a Certified Public Accountant.

     A description of the material terms of Mr. Squicciarino’s employment are included in Item 1.01 to this Current Report on Form 8-K and incorporated herein by reference.

     Item 9.01. Financial Statements and Exhibits

     (c) Exhibits.

Exhibits:

Exhibit
Number	Description of Exhibit
99.1	Press Release of King Pharmaceuticals, Inc. dated June 1, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2005	KING PHARMACEUTICALS, INC.

	By:	/s/ Brian A. Markison
Brian A. Markison
President and Chief Executive Officer